FOR IMMEDIATE RELEASE
Exhibit 99.1
For more information, contact:
Nancy Shipp, (Investors) 206.388.3136
bluenileir@bluenile.com
John Baird, (Media) 206.336.6755
johnb@bluenile.com
Blue Nile Announces Fourth Quarter and Full Year Financial Results
Blue Nile Announces Record Fourth Quarter and Full Year Results
Full Year Net Sales Increase 20% to $203.2 Million
Full Year Net Income of $13.2 Million Increases 32%
Share Repurchase Program of up to $100 Million Over 2 Years Announced
SEATTLE, February 7, 2006 — Blue Nile, Inc. (Nasdaq: NILE) reported financial results for its 2005 fourth quarter and full year ended January 1, 2006.
Blue Nile reported the following highlights for the year:
•	Net sales for the year ended January 1, 2006 totaled $203.2 million, compared to net sales of $169.2 million in the year ended January 2, 2005, an increase of 20.0%.

•	Net income for the year ended January 1, 2006 increased 31.7% to $13.2 million, or $0.71 per diluted share, from $10.0 million, or $0.56 per diluted share, in the year ended January 2, 2005.

•	Non-GAAP free cash flow for the year ended January 1, 2006 was $30.2 million, compared to $27.9 million in the prior year, an increase of 8.2%. Net cash provided by operating activities for the year ended January 1, 2006 was $31.3 million, compared to $29.8 million in the prior year.

•	The Company repurchased approximately $17.4 million, or 565,175 shares, of its common stock during the year.

•	The Company announced a share repurchase of up to $100 million over a 2-year period.
Blue Nile reported the following highlights for the fourth quarter of 2005:
•	Fourth quarter net sales totaled $73.2 million, compared to net sales of $64.5 million in the fourth quarter of 2004, an increase of 13.5%.

•	Net income in the fourth quarter increased 15.9% to $5.3 million, or $0.29 per diluted share, from $4.6 million, or $0.24 per diluted share, in the prior year.

•	Non-GAAP free cash flow for the quarter was $36.8 million, compared to $29.6 million in the prior year, an increase of 24.1%. Net cash provided by operating activities for the quarter ended January 1, 2006 was $37.1 million, compared to $30.7 million in the prior year.
•	The Company repurchased approximately $3.4 million, or 103,000 shares, of its common stock during the quarter.

Mark Vadon, Chief Executive Officer, said, “We generated sales growth of 13.5% during the fourth quarter, and we demonstrated our ability to deliver strong profitability despite a challenging sales environment in jewelry retail. Although online marketing costs increased significantly during the quarter, we remained disciplined on the cost side in support of our primary goal of generating strong profitability and cash flow. The cash flow generation capabilities of our business model were evidenced in our fourth quarter non-GAAP free cash flow of $36.8 million, an increase of 24.1% from the prior year.
“2005 was also a great year for Blue Nile—strategically, operationally and financially. We strengthened our competitive position as the leader in online diamond and jewelry retailing and enhanced our exclusive supply chain relationships. We believe our obsessive focus on providing exceptional customer service and delivering strong profitability to our shareholders will continue to fuel our future growth.”
Blue Nile announced that its Board of Directors has authorized the repurchase of up to $100 million of the Company’s common stock during the next 24 months. The shares may be repurchased from time to time in open market transactions. The timing and amount of any shares repurchased will be determined by the Company’s management based on its evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws.
“We believe tremendously in our business and in the strength of our unique business model. The $100 million share repurchase program we announced today underscores our commitment to deliver value to our shareholders. We believe this is an attractive investment opportunity for the Company and one that reflects the cash generation capabilities of our business and our strong financial position,” said Mr. Vadon.
Other Financial Highlights
•	Cash and marketable securities totaled $114.8 million at January 1, 2006.

•	Gross profit for the fourth quarter was $16.2 million, compared to $14.1 million in the fourth quarter of 2004, an increase of 14.7%. Gross profit as a percentage of net sales was 22.2% in the quarter versus 21.9% in the prior year period.

•	Income from operations increased 10.0% in the fourth quarter of 2005 from $6.8 million to $7.5 million.

•	Selling, general and administrative expenses increased to $8.7 million in the fourth quarter from $7.3 million in the prior year period, reflecting the Company’s increase in net sales, additional administrative expenses required as a public company and increased marketing expense. As a percentage of net sales, selling, general and administrative expenses were 11.9%, compared to 11.4% in the fourth quarter of 2004.

•	Capital expenditures in the fourth quarter totaled $327,000, compared to $1.1 million in the fourth quarter of 2004.

Financial Guidance
The Company provides for the first time financial guidance for the first quarter and full year 2006. The following forward-looking statements reflect Blue Nile’s expectations as of February 7, 2006. Actual results may be materially affected by many factors, such as consumer spending, economic conditions and the various factors detailed below.
Expectations for the First Quarter 2006 (Quarter Ending April 2, 2006):
•	First quarter net sales are expected to be between $47.0 million and $49.0 million.
•	Net income is expected to be between $0.11 and $0.12 per diluted share. The estimated net income per diluted share includes the estimated impact of expensing stock options under FAS 123R of approximately $0.03 to $0.04.
Expectations for the Full Year 2006 (Year Ending December 31, 2006):
•	Net sales are expected to be between $220.0 million and $245.0 million.
•	Net income is expected to be in a range of $0.62 to $0.72 per diluted share. The estimated net income per diluted share includes the estimated impact of expensing stock options under FAS 123R of approximately $0.14 to $0.16.
•	The effective tax rate for the full year 2006 is expected to be approximately 35.8%.
•	Capital expenditures are expected to be between $2.4 million and $3.0 million.
Effective with our fiscal year that began on January 2, 2006, we will expense stock options in accordance with Statement of Financial Accounting Standards No. 123R “Share Based Payment”. Stock compensation expense is expected to have a significant impact on our net income and earnings per diluted share, as noted above. Actual stock compensation expense may differ from these estimates based on the timing and amount of options granted, the assumptions used in valuing these options and other factors.
Forward-Looking Statements
This press release contains forward-looking statements that include risks and uncertainties, including, without limitation, all statements related to future financial performance, anticipated effective tax rate, anticipated capital expenditures and plans to grow our business and build our brand. Words such as “expect,” “anticipate” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our fluctuating operating results, seasonality in our business, our ability to acquire products on reasonable terms, our online business model, demand for our products, the strength of our brand, competition, our ability to fulfill orders and other risks detailed in our filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q for the quarters ended October 2, July 3 and April 3, 2005 and our Annual Report on Form 10-K for the year ended January 2, 2005. Additional information will also be set forth in our Annual Report on Form 10-K for the year ended January 1, 2006, which will be filed with the Securities and Exchange Commission in March 2006. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Blue Nile undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Conference Call
Company management will be holding a conference call to discuss its fourth quarter and full year 2005 financial results on February 7, 2006 at 5:00 p.m. ET/2:00 p.m. PT. A live webcast of the conference call may be accessed at http://investor.bluenile.com. Following the completion of the call, a recorded replay of the webcast will be available for 30 days at the same Internet address. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this release, related complementary information will be made available at http://investor.bluenile.com as soon as practicable after the conclusion of the conference call.
Non-GAAP Financial Measure
To supplement Blue Nile’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Blue Nile uses non-GAAP free cash flow as a measure of certain components of financial performance. Blue Nile defines non-GAAP free cash flow as net cash provided by operating activities less cash outflows for purchases of fixed assets, including internal use software and website development. Blue Nile’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.
Blue Nile’s management believes that non-GAAP free cash flow provides meaningful supplemental information regarding liquidity. Blue Nile believes that both management and investors benefit from referring to this non-GAAP measure in assessing the performance of Blue Nile and when planning and forecasting future periods. Further, management believes that the inclusion of the non-GAAP free cash flow calculation provides consistency in Blue Nile’s financial reporting and comparability with similar companies in Blue Nile’s industry. Investors should note, however, that the non-GAAP financial measures used by Blue Nile may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Blue Nile uses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

A reconciliation of differences of non-GAAP free cash flow from the comparable GAAP measure of net cash provided by operating activities is as follows (in thousands):

	Quarter ended	Quarter ended
	January 1, 2006	January 2, 2005
Net cash provided by operating activities	$37,091	$30,734

Purchases of fixed assets, including internal-use software and website development	(327)	(1,102)

Non-GAAP free cash flow	$36,764	$29,632

	Year ended	Year ended
	January 1, 2006	January 2, 2005
Net cash provided by operating activities	$31,272	$29,751

Purchases of fixed assets, including internal-use software and website development	(1,072)	(1,833)

Non-GAAP free cash flow	$30,200	$27,918

About Blue Nile, Inc.
Blue Nile is a leading online retailer of high quality diamonds and fine jewelry. The Blue Nile Web site showcases more than 60,000 independently certified diamonds and more than 1,000 styles of fine jewelry. Blue Nile can be found online at www.bluenile.com, www.bluenile.ca and www.bluenile.co.uk. Blue Nile is traded on the Nasdaq National Market under the trading symbol NILE.

BLUE NILE, INC.
Condensed Consolidated Balance Sheets

	January 1,	January 2,
	2006	2005
	(Unaudited)
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$71,921	$59,499
Restricted cash	119	—
Marketable securities	42,748	41,868

Total cash and marketable securities	114,788	101,367
Trade accounts receivable	1,567	826
Other accounts receivable	310	202
Inventories	11,764	9,914
Deferred income taxes	3,223	8,442
Prepaids and other current assets	844	778

Total current assets	132,496	121,529
Property and equipment, net	3,261	3,916
Intangible assets, net	352	385
Deferred income taxes	1,819	2,475
Other assets	77	77

Total assets	$138,005	$128,382

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$50,157	$37,775
Accrued liabilities	5,262	5,713
Current portion of deferred rent	208	203

Total current liabilities	55,627	43,691
Deferred rent, less current portion	863	1,071
Commitments and contingencies
Stockholders’ equity:
Common stock	19	18
Additional paid-in capital	106,341	104,684
Deferred compensation	(480)	(929)
Accumulated other comprehensive income (loss)	5	(2)
Accumulated deficit	(6,362)	(19,515)
Treasury stock	(18,008)	(636)

Total stockholders’ equity	81,515	83,620

Total liabilities and stockholders’ equity	$138,005	$128,382

Note: The balance sheet at January 2, 2005 has been derived from the audited financial statements at that date.

BLUE NILE, INC.
Condensed Consolidated Statements of Operations

	Quarter Ended		Year To Date Ended
	January 1,	January 2,	January 1,	January 2,
	2006	2005	2006	2005
		(Unaudited)
	(in thousands, except per share data)
Net sales	$73,231	$64,548	$203,169	$169,242
Cost of sales	57,009	50,404	158,025	131,590

Gross profit	16,222	14,144	45,144	37,652

Selling, general and administrative expenses	8,739	7,343	27,095	22,795

Operating income	7,483	6,801	18,049	14,857

Other income (expense) net:
Interest income	776	329	2,499	709
Other income	5	10	5	63

	781	339	2,504	772

Income before income taxes	8,264	7,140	20,553	15,629
Income tax expense	2,975	2,577	7,400	5,642

Net income	$5,289	$4,563	$13,153	$9,987

Basic net income per share	$0.31	$0.26	$0.75	$0.80

Diluted net income per share	$0.29	$0.24	$0.71	$0.56

Shares used for computation (in thousands):
Basic	17,324	17,705	17,550	12,450
Diluted	18,433	18,812	18,597	17,885

BLUE NILE, INC.
Condensed Consolidated Statements of Cash Flows

	Year to Date Ended
	January 1,	January 2,
	2006	2005
	(Unaudited)
	(in thousands)
Operating activities:
Net income	$13,153	$9,987
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,717	1,510
Loss (gain) on disposal of assets	11	(5)
Stock-based compensation	342	375
Deferred income taxes	7,062	5,388
Changes in assets and liabilities:
Receivables, net	(849)	(185)
Inventories	(1,850)	290
Prepaid expenses and other assets	(41)	(313)
Accounts payable	12,382	11,487
Accrued liabilities	(452)	1,246
Deferred rent	(203)	(29)

Net cash provided by operating activities	31,272	29,751

Investing activities:
Purchases of property and equipment	(1,072)	(1,833)
Proceeds from the sale of property and equipment	8	7
Purchases of marketable securities	(156,870)	(82,870)
Proceeds from the sale of marketable securities	156,000	41,000
Transfers of restricted cash	(119)	400

Net cash used in investing activities	(2,053)	(43,296)

Financing activities:
Proceeds from sale of common stock, net of issuance costs	—	42,516
Repurchase of common stock	(17,372)	—
Proceeds from warrant and stock option exercises	575	145

Net cash (used in) provided by financing activities	(16,797)	42,661

Net increase in cash and cash equivalents	12,422	29,116

Cash and cash equivalents, beginning of period	59,499	30,383

Cash and cash equivalents, end of period	$71,921	$59,499